UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2015

SOLAR WIND ENERGY TOWER INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53035	82-6008752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1997 Annapolis Exchange Pkwy., Suite 300

Annapolis, MD 21401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 972 - 4713

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry Into a Material Definitive Agreement

On June 2, 2015, the Company entered into certain exchange agreements (the “Exchange Agreements”) with Ronald Pickett, Stephen Sadle and Robert Crabb, the current directors and officers of the Company (the “Holders”), respectively, pursuant to which the Holders agreed to cancel their current promissory notes and warrants issued by the Company, in exchange for newly issued shares of the Company’s preferred stock, par value $0.0001 per share, designated as Series A Convertible Preferred Stock of the Company (the “Series A Stock”). The number of shares of the Series A Stock issued to the Holders shall be determined by dividing (i) the principal amount plus all accrued but unpaid interest on the notes to the date thereof by (ii) $1.00. No fractional shares of the Series A Stock shall be issued and shall be round up to the next share. The warrants shall be cancelled and deemed void.

As a result, Mr. Pickett cancelled his promissory note in the amount of $200,000 plus $4,377.77 accrued but unpaid interest thereon and warrants to purchase 30,864,198 shares of the common stock of the Company, in exchange for the issuance of 204,378 shares of Series A Stock. Mr. Sadle cancelled his promissory note in the amount of $150,000 plus $3,283.33 accrued but unpaid interest thereon and warrants to purchase 23,148,148 shares of the common stock of the Company, in exchange for the issuance of 153,284 shares of Series A Stock. Mr. Crabb cancelled his promissory note in the amount of $35,000 plus $766.11 accrued but unpaid interest thereon and warrants to purchase 5,401,235 shares of the common stock of the Company, in exchange for the issuance of 35,767 shares of Series A Stock.

The forgoing description, including rights and preferences, of the Series A Stock as set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 1.01.

The foregoing description of the Exchange Agreements is qualified, in its entirety, by the full text of the form of the exchange agreement, attached to this Current Report on Form 8-K as Exhibit 10.1, and incorporated by reference herein.

Item 3.02 Unregistered Sale of Equity Securities

The forgoing description, including rights and preferences, of the Series A Stock as set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

On June 1, 2015, the Board of Directors of the Company authorized the issuance of an aggregate of 393,429 shares of Series A Stock to the Holders in exchange for the cancellation of the notes and warrants.

The foregoing securities were offered and sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On June 1, 2015, our board of directors approved a Certificate of Designation, Preferences, and Rights of the Series A Convertible Preferred Stock (the “Certificate of Designation”). Such Certificate of Designation was filed with the Nevada State of Secretary on June 2, 2015. This newly designation class of preferred stock consists of five hundred thousand (500,000) shares.

The Series A Stock is convertible, at the option of the holder, into that number of shares of the Company’s Common Stock, at a conversion price of $0.00648 per share, meaning for every one (1) Series A Stock share shall convert into 154.32 shares of common stock of the Company. No fractional shares shall be issued and shall be round up to the next share. Further, the Series A Stock shall have the right to twenty (20) votes for each share of common stock into which such Series A Stock could be converted. Holders of Series A Stock have no dividend rights.

The foregoing description of the Series A Stock is qualified, in its entirety, by the full text of the Certificate of Designations, attached to this Current Report on Form 8-K as Exhibit 3.1, and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1*	Certificate of Designation
10.1*	Form of Exchange Agreement

* Incorporated by reference to the current report on Form 8-K filed with the SEC on June 4, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Solar Wind Energy Tower, Inc.

Date: June 5, 2015	By:	/s/ Ronald Pickett
Ronald Pickett
Chief Executive Officer